FOR IMMEDIATE RELEASE

Company Contact: William E. Schloth
Phone: 877-643-7244 Ext. 370
Email: ir@futurenowinc.com

FUTURE NOW GROUP INC. ANNOUNCES COMPLETION OF REVERSE MERGER WITH FUTURE NOW, INC.

Future Now Group Inc. (the “Company”) (OTCBB: FUTR) (Frankfort Exchange: 3FN.F) is pleased to announce the completion of its acquisition (the “Acquisition”) of Future Now, Inc. (“Future Now”), and its wholly owned subsidiary Intellectual Property Licensing Group, Inc. (“IPLG”). The effective date of the Acquisition was October 30, 2007.

The Acquisition was accomplished through a reverse merge transaction whereby the Company acquired 100% of the outstanding common stock of Future Now and the existing management of Future Now took control of all operations of Company and the Board of Directors. Mr. Gordon Samson, the former President of the Company resigned, and a new Board was elected which consists of Jeffrey and Bryan Eisenberg, Future Now’s founders, and William Schloth, Future Now’s Chief Financial Officer. In connection with the Acquisition, the Company issued 50,394,190 shares of its restricted common stock to the holders of Future Now and closed, a concurrent new financing of $2,000,000 Face Value Convertible Debentures and Warrants to Purchase the Company’s Common Stock (collectively, “New Financing”). After the close of the Acquisition and New Financing a total of 71,242,191 shares of common stock will be outstanding. Southridge Investment Group LLC, a FINRA registered broker dealer and Future Now’s investment bankers, assisted with the closing of the Acquisition and New Financing.

Jeffrey Eisenberg, CEO and President of Future Now, said, “We are pleased to have completed this transaction. This is a significant milestone for us and much like Offermatica and Visual Sciences are striving to create shareholder value in all that we do. With the online advertising market projected to more than quadruple over the next five years to $82 billion worldwide, we believe we are well positioned for the future.”

Future Now provides software as service and professional services, based on a widely recognized unique intellectual property framework, for businesses to generate more revenue from their online efforts, converting existing website traffic into leads, subscriptions or sales.  The Company’s software and intellectual property framework, Persuasion Architecture™, combines web analytics, testing and search with marketing planning.  This creates an online environment where businesses more easily plan for different customers behaviors, and more intelligently test against these behaviors to further reach their customers needs.  The approach allows companies to scientifically measure and improve the results of their marketing initiatives that directly translates to better returns from their online efforts.  This approach discovers their customer motivations, plan them and optimize them based on predictive modeling.

Future Now is developing complimentary software and service offerings to enhance the value of multivariate testing tools, web analytics, content management and search engine optimization applications offered today. Applying Persuasion Architecture to these applications in order to deliver more accurate, quantifiable and actionable results. These new applications are targeted to broader audiences that will now be able to take advantage of Future Now’s intellectual property.

Notice Regarding Forward Looking Statements.

This press release includes certain "Forward-Looking Statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding potential results and future plans and objectives of Future Now Group Inc. are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in our documents filed from time to time with the Securities and Exchange Commission. Other risk factors may include, but are not limited to, fluctuation in quarterly results, and increased competition in our operations, our ability to continue operations as scheduled, and our ability to protect the proprietary technology we use. Further, the company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the company's control, such as announcements by competitors and service providers.

The contents of this press release are presented as a general overview of the company. It is intended only to contain general information regarding the company and its business and does not purport to provide complete disclosure or analysis of all matters, which may be relevant to a decision to make an investment, including all risk factors or similar considerations. Although the information is believed current as of the date herein, the information may be subject to change, amendment or supplementation, and the company does not expect, and assumes no obligation, to update or otherwise revise the information herein.